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                                                                   EXHIBIT 10.25


                         ESCROW AND SECURITY AGREEMENT


                 This ESCROW AND SECURITY AGREEMENT (this "Escrow Agreement") is made and entered into as of November 19, 1997 between KITTY HAWK, INC., a Delaware corporation (the "Issuer") and BANK ONE, N.A., as Trustee and Collateral Trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Issuer under the Indenture referred to below. All capitalized terms used herein which are not specifically defined shall have the meanings assigned thereto in the Indenture.

                              W I T N E S S E T H

                 WHEREAS, pursuant to the Indenture (the "Indenture") dated as of November 15, 1997, among the Issuer, each Subsidiary of the Issuer (other than AIC), as a Guarantor (each, a "Guarantor") and the Trustee, the Issuer is issuing $340,000,000 aggregate principal amount of 9.95% Senior Secured Notes due November 15, 2004 (the "Notes");

                 WHEREAS, pursuant to the Indenture, the Issuer is required to
(i) purchase or cause the purchase of Pledged Securities (as defined herein) as detailed on Schedule I hereto to provide for (a) the purchase of the two Optioned Boeing 747s or other Eligible Aircraft and (b) the conversion of such aircraft to freighter configuration and (ii) place such Pledged Securities (or cause them to be placed) in an account held by the Trustee for the benefit of Holders of the Notes; and

                 WHEREAS, to secure the obligations of the Issuer and the Guarantors under the Notes (the "Obligations") and fund its commitment to purchase the two Optioned Boeing 747s or other Eligible Aircraft and convert such aircraft to freighter configuration, the Issuer has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Pledged Securities, the Escrow Account and certain related items, as specified herein and (ii) execute and deliver this Escrow and Security Agreement (the "Escrow Agreement") in order to specify the terms of such pledge which secures the payment and performance by the Issuer of the Obligations and provide for the escrow of such Pledged Securities in accordance with the terms hereof. Unless otherwise defined herein or in the Indenture, terms used in Articles 8 or 9 of the Uniform Commercial Code ("UCC") as in effect in the State of New York are used herein as therein defined.
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                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the mutual promises herein contained and contained in the Indenture, and in order to induce the Holders of the Notes to purchase the Notes, the Issuer hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

                 SECTION 1. Pledge and Grant of Security Interest. The Issuer hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a continuing first priority security interest in and to all of the Issuer's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property, general intangibles or otherwise: (a) the United States Treasury securities identified in Annex 1 to Exhibit A to this Escrow Agreement (the "Pledged Securities"),
(b) any and all applicable security entitlements with respect to the Pledged Securities, (c) the Bank One, N.A. account in the name of "Bank One, N.A., as Trustee for the benefit of the holders of the 9.95% Senior Secured Notes due 2004 of Kitty Hawk, Inc. Escrow Account", Administrative Account No. 6802026999 (the "Escrow Account") established and maintained by the Trustee pursuant to this Escrow Agreement, (d) any and all related securities accounts in which security entitlements with respect to the Pledged Securities are held, and (e) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) - (d) of this Section 1) and, to the extent not otherwise included, all cash. The Issuer in its discretion may from time to time in writing delivered to the Trustee direct the Trustee to sell any Pledged Securities. Upon receipt of net proceeds with respect to any sale of the Pledged Securities, the Issuer shall be entitled to re-invest such net proceeds in any other U.S. Government Obligations subject to the provisions hereof; provided that the Trustee and Holders shall receive a continuing perfected first priority security interest therein until the release of any of such Collateral or any portion thereof from time to time pursuant to Section 4 hereof.

                 SECTION 2. Security for Obligation. This Escrow Agreement and the pledge of Collateral hereunder secures, in conjunction with the Collateral specified in the Indenture, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations.

                 SECTION 3. Delivery of Collateral; Escrow Account; Interest. (a) The Pledged Securities shall be pledged and transferred to or acquired by the Company or the Trustee in the name of the Trustee and the Trustee shall become the holder of a security entitlement to the Pledged Securities, through action by the Federal Reserve Bank of New York ("FRBNY") or another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by FRBNY or such other securities intermediary (i) indicating by book- entry that the Pledged Securities or a security entitlement
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thereto has been credited to the Trustee's account, or (ii) acquiring the
Pledged Securities or a security entitlement thereto for the Trustee and accepting the same for credit to a securities account of the Trustee.

         (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to or acquisition by the Company or the Trustee of the Pledged Securities on behalf of the Holders (or acquisition by the Trustee of any security entitlement thereto), as provided in subsection (a) of this Section 3, the Trustee shall establish the Escrow Account on its books as an account segregated from all other custodial or collateral accounts at its office at 100 E. Broad Street, 8th Floor, Columbus, Ohio 43215. Upon transfer to or the acquisition of the Pledged Securities by the Company or the Trustee (or the Trustee's acquisition of a security entitlement thereto), as confirmed by FRBNY or another securities intermediary, the Trustee shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlement have been credited to and are held in the Escrow Account. Subject to the other terms and conditions of this Escrow Agreement, all funds or other property held by the Trustee pursuant to this Escrow Agreement shall be held in the Escrow Account subject (except as expressly provided in Sections 4 hereof) to the exclusive dominion and control of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee.

         (c) All Collateral shall be retained in the Escrow Account pending disbursement pursuant to the terms hereof.

         (d) Concurrently with the execution and delivery of this Escrow Agreement, the Trustee is delivering to the Issuer a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Escrow Account and its receipt and holding of the Pledged Securities or a security entitlement thereto and the crediting of the Pledged Securities or such security entitlement to the Escrow Account, all in accordance with this Escrow Agreement.

         (e) Concurrently with the execution and delivery of this Escrow Agreement, the Issuer is delivering to the Trustee copies of financing statements, which have been submitted for filing on the Closing Date (as defined in the Indenture) under the UCC of the States of Texas and New York, covering the Collateral described in this Escrow Agreement.

                 SECTION 4. Disbursements. (a) Concurrent with or immediately prior to the closing of the purchase of one or more Optioned Boeing 747s or other Eligible Aircraft, the Issuer may, pursuant to written instructions given by the Issuer to the Trustee in the form attached hereto as Exhibit B (an "Issuer Order") given from time to time, direct the Trustee to release an amount from the Escrow Account for the purchase of such aircraft, not to exceed the purchase price therefor or to be paid by and/or on behalf of the Issuer or a subsidiary of Issuer. Upon receipt of an Issuer Order, the Trustee shall sell Pledged Securities in an amount necessary
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to deliver funds to the Issuer in such amount and release to the Issuer or
Issuer's Designee such amount from the Escrow Account in accordance with the Issuer Order.

         (b) Subsequent to the closing of the purchase of one or more Optioned Boeing 747s or other Eligible Aircraft or immediately prior thereto, the Issuer may, from time to time, direct the Trustee in writing in the form attached hereto as Exhibit C (an "Issuer Reconfiguration Order") to release an amount from the Escrow Account sufficient to pay for any portion of the conversion of such aircraft to freighter configuration. Upon receipt of the Issuer Reconfiguration Order, the Trustee shall sell Pledged Securities in an amount necessary to deliver funds to the Issuer in such amount and release to the Issuer or Issuer's Designee the amount from the Escrow Account specified therein as provided for therein.

         (c) If the Issuer makes any payment or portion of a payment (other than interest payments with respect to the Notes) for which the Collateral is security from a source of funds other than the Escrow Account ("Issuer Funds"), the Issuer may, after payment in full of such payment, direct the Trustee in writing in the form attached hereto as Exhibit D (an "Other Release Order") to release to the Issuer or to another party at the direction of the Issuer (the "Issuer's Designee") from the Escrow Account in an amount less than or equal to the amount of Issuer Funds applied to such payment. Upon receipt by the Trustee of such Other Release Order, the Trustee shall sell Pledged Securities in an amount necessary to deliver funds to the Issuer in such amount and pay over to the Issuer or the Issuer's Designee, as the case may be, the requested amount from the Escrow Account as soon as practicable.

         (d) To the extent Pledged Securities are sold to distribute funds or cash is otherwise distributed to the Company in accordance with the terms hereof, the security interest in the Collateral evidenced by this Escrow Agreement and held in the Escrow Account will automatically terminate and be of no further force and effect and the Collateral shall promptly be paid over and transferred to the Issuer, except to the extent of a sale of Pledged Securities provided for in Section I hereof. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Escrow Agreement, whether upon release of Collateral to Holders as payment of the Obligations or otherwise, the security interest evidenced by this Escrow Agreement in such released Collateral will automatically terminate and be of no further force and effect and the Trustee shall execute and deliver to the Issuer or file any and all documentation necessary or required to evidence same.

         (e) On the date that is 18 months after the Closing Date (the "Valuation Date"), the chief financial officer of the Issuer shall in good faith determine the value of the assets remaining in the Escrow Account, which shall be evidenced by delivery of an Officers' Certificate to the Trustee. If the value of such assets (as so determined) exceeds $5,000,000 the Issuer shall make an Offer to Purchase Notes having a principal amount equal to such value (as so determined). On the Business Day immediately prior to the expiration date of such Offer to Purchase, the Trustee shall release all assets then held in the Escrow Account to the Issuer, which assets, to the
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                                       5

extent necessary, will be used to consummate such Offer to Purchase or, if not needed for such purpose, may be used by the Issuer for general corporate purposes. If the value of the assets in the Escrow Account on the Valuation Date (as so determined) is equal to or less than $5,000,000, the Trustee will promptly release all assets then held in the Escrow Account (whether cash, proceeds from the sale of Pledged Securities or Pledged Securities) to the Issuer and release and discharge any security interest in the Collateral. The Issuer will be entitled to liquidate such assets and use such assets for general corporate purposes. Any Offer to Purchase hereunder shall be consummated in accordance with the terms of the Indenture and for all purposes of the Indenture shall be treated identically to an Offer to Purchase for an Asset Sale or upon the occurrence of a Change of Control Triggering Event.

         (f) Nothing contained in this Escrow Agreement shall (i) afford the Issuer any right to issue entitlement orders with respect to any security entitlement to the Pledged Securities or any securities account in which any such security entitlement may be carried, or otherwise afford the Issuer control of any such security entitlement or (ii) otherwise give rise to any rights of the Issuer with respect to the Pledged Securities, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Issuer's rights under this Escrow Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in this Sections
4) of the Trustee in its capacity as such (and not as a securities intermediary). The Issuer acknowledges, confirms and agrees that the Trustee is an entitlement holder of the security entitlements to the Pledged Securities solely as Trustee for the Holders of the Notes and not as a securities intermediary.

                 SECTION 5. Representations and Warranties. The Issuer hereby represents and warrants that:

                 (a) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Escrow Agreement will not contravene any provision of applicable law or the Certificate of Incorporation of the Issuer or any material agreement or other material instrument binding upon the Issuer or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries, or result in the creation or imposition of any lien on any assets of the Issuer, except for the security interests granted under this Escrow Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Issuer of its obligations under this Escrow Agreement, (ii) for the pledge by the Issuer of the Collateral pursuant to this Escrow Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Escrow Agreement or the remedies in respect of the Collateral pursuant to this Escrow Agreement.
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                                       6

                 (b) The Issuer is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Escrow Agreement). No financing statement covering the Issuer's interest in the Pledged Securities is on file in any public office, other than the financing statements filed pursuant to this Escrow Agreement.

                 (c) This Escrow Agreement has been duly authorized, validly executed and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in
         Section 11(b), Section 14.11 and Section 14.15 hereof may be limited by applicable law.

                 (d) Upon the transfer to or acquisition by the Trustee of the Pledged Securities and the acquisition by the Trustee of any security entitlement relating thereto, in accordance with Section 3, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a perfected security interest in such Collateral with first priority against all creditors of the Issuer (and any persons purporting to purchase any of the Collateral from the Issuer).

                 (e) There are no legal or governmental proceedings pending or, to the best of the Issuer's knowledge, threatened to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any such subsidiary is subject that would materially adversely affect the power or ability of the Issuer to perform its obligations under this Escrow Agreement or to consummate the transactions contemplated hereby.

                 (f) The pledge of the Collateral pursuant to this Escrow Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Issuer.

                 (g)      No Event of Default exists.

                 SECTION 6. Further Assurances. The Issuer will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable best
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efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee) or to effect the purposes of this Escrow Agreement including those contemplated by the Final Offering Memorandum dated November 14, 1997 relating to the Notes. The Issuer also hereby authorizes the Trustee to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Issuer (to the extent permitted by applicable law). The Issuer will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Issuer also agrees, whether or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee).

                 SECTION 7. Covenants. The Issuer covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Escrow Agreement until the earlier of payment in full in cash of the
Obligations:

                 (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Escrow Agreement); and

                 (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

                 SECTION 8. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Issuer hereby appoints and constitutes the Trustee as the Issuer's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof; (c) giving of any notices or
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                                       8

recording of any Liens under Section 6 hereof; and (d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Issuer to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Issuer, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Issuer's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Issuer's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Escrow Agreement. This power of attorney is coupled with an interest and is irrevocable by the Issuer.

                 SECTION 9. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein, in the Indenture or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Trustee may reasonably rely on the written instructions of the Issuer without any further investigation on its part. Furthermore, the Trustee assumes no responsibility for the validity of the Pledged Securities nor the sufficiency of such Pledged Securities to cover the payment of the Obligations.

                 SECTION 10. Indemnity. The Issuer shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance as Trustee under this Escrow Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.
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                                       9

                 SECTION 11. Remedies Upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Escrow Agreement as an "Event of Default") shall have occurred and be continuing:

                 (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Escrow Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Issuer. Unless any of the Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Issuer reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is mailed to the Issuer as provided in Section 14.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                 (b) The Issuer further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Issuer further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Issuer, and the Issuer hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                 SECTION 12. Expenses. Except as otherwise provided for herein, the Issuer will upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and
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                                       10

agents retained by the Trustee, that the Trustee may incur in connection with
(a) the review, negotiation and administration of this Escrow Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Issuer to perform or observe any of the provisions hereof.

                 SECTION 13. Security Interest Absolute. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of:

                 (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                 (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                 (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                 (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer in respect of the Obligations or of this Escrow Agreement.

                 SECTION 14.  Miscellaneous Provisions.

                 Section 14.1. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                 if to the Issuer:

                          Kitty Hawk, Inc.
                          P.O. Box 612787
                          1515 West 20th Street
                          DFW International Airport, TX 75261
                          Fax:  (972) 456-2303
                          Attention: Richard R. Wadsworth
                 with copy to:

                          Haynes and Boone, LLP
                          901 Main Street
                          Dallas, TX 75202
                          Fax: (214) 651-5940
                          Attention:  Janice V. Sharry, Esq.

                 if to the Trustee:

                          Bank One, N.A.
                          100 E. Broad Street, 8th Floor
                          Columbus, Ohio  43215
                          Fax: (614) 248-5195
                          Attention:  Corporate Trust Department

                 Section 14.2. No Adverse Interpretation of Other Agreements. This Escrow Agreement may not be used to interpret another pledge, security or debt agreement of the Issuer. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Escrow Agreement.

                 Section 14.3. Severability. The provisions of this Escrow Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow Agreement in any jurisdiction.

                 Section 14.4. Headings. The headings in this Escrow Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                 Section 14.5. Counterpart Originals. This Escrow Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                 Section 14.6. No Third Party Beneficiaries. Nothing in this Escrow Agreement, express or implied, shall give the Holders of the Notes, any Placement Agent with respect to the Notes or any person, other than the parties hereto and their permitted successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Escrow Agreement.

                 Section 14.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Escrow Agreement and any consent to any departure by the Issuer from any provision of this Escrow Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                 Section 14.8. Entireties; Interpretation of Agreement. The Escrow Agreement and Indenture shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof; provided, that to the extent a term or provision of this Escrow Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Escrow Agreement shall not be relevant to determine the meaning of this Escrow Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                 Section 14.9. Continuing Security Interest; Termination. (a) This Escrow Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Escrow Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Escrow Agreement shall be binding upon the Issuer, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

         (b) This Escrow Agreement (other than Issuer's obligations under Sections 10 and 12) shall terminate upon the earlier of (i) the payment in full in cash of the Obligations, (ii) the release of all funds and provided for herein in accordance with the terms hereof and (iii) on any date on which, as a result of releases provided for in Section 4 hereof, less than $5.0 million is held in the Escrow Account. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Issuer all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Escrow Agreement and the Indenture and take all actions that are necessary to release the security interest created by this Escrow Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Issuer.

                 Section 14.10. Survival of Representations and Covenants. All representations, warranties and covenants of the Issuer contained herein shall survive the execution and delivery of this Escrow Agreement, and shall terminate only upon the termination of this Escrow Agreement.

                 Section 14.11. Waivers. The Issuer waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to the Obligations, and all other notices to which the Issuer might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

                 Section 14.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof and the Indenture, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral referenced herein by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Escrow Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Issuer for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

         (b) The Issuer acknowledges that the rights and responsibilities of the Trustee under this Escrow Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Escrow Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Issuer, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Issuer shall not be obligated or entitled to make any inquiry respecting such authority.

                 Section 14.13. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the

Notes pursuant to the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

                 SECTION 14.14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (A) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO THE PERFECTION OF THE SECURITY INTEREST CREATED HEREBY WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS TO THE EXTENT APPLICABLE. NOTWITHSTANDING THE FOREGOING: THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 (AUG. 23, 1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

                 (B) THE ISSUER AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE ISSUER OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE ISSUER OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE ISSUER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE COUNTY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                 (C) THE ISSUER AGREES THAT NEITHER ANY HOLDER OF NOTES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS ESCROW AGREEMENT OR THE INDENTURE) THE TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE ISSUER (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE ISSUER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS ESCROW AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                 (D) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ISSUER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT

ORDER PERTAINING TO THIS ESCROW AGREEMENT, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS ESCROW AGREEMENT.

                 IN WITNESS WHEREOF, the Issuer and the Trustee have each caused this Escrow Agreement to be duly executed and delivered as of the date first above written.


                                      Issuer:

                                      KITTY HAWK, INC.


                                      By: /s/ RICHARD R. WADSWORTH
                                          ----------------------------------
                                          Name:
                                          Title:


                                      Trustee:

                                      BANK ONE, N.A.,
                                         as Trustee


                                      By: /s/ JON BEACHAM
                                          ----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                                 BANK ONE, N.A.
                             OFFICER'S CERTIFICATE

                 Pursuant to Section 3(d) of the Escrow and Security Agreement (the "Escrow Agreement") dated as of November 19, 1997 between Kitty Hawk, Inc. (the "Issuer") and Bank One, N.A. as Trustee (the "Trustee") for the holders of the Issuer's 9.95% Senior Secured Notes due 2004, the undersigned officer of the Trustee, on behalf of the Trustee, makes the following certifications to the Issuer. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Escrow Agreement.

                 1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Trustee has established a securities account in the name of "Bank One, N.A., as Trustee for the benefit of the holders of the 9.95% Senior Secured Notes due 2004 of Kitty Hawk, Inc. Escrow Account", Administrative Account No. ___________ with respect to which the Trustee is the entitlement holder and through which the Trustee has acquired a security entitlement to the United States Treasury securities identified in Annex 1 to this Officer's Certificate (the "Pledged Securities") and has made appropriate book entries in its records establishing that the Pledged Securities and the Trustee's securities entitlement thereto have been credited to and are held in the Bank One, N.A. Administrative Account No. __________ entitled "Bank One, N.A., as Trustee for the benefit of the holders of the 9.95% Senior Secured Notes due 2004 of Kitty Hawk, Inc. Escrow Account" (the "Escrow Account").

                 2. The Trustee has established and maintained and will maintain the Escrow Account and all securities entitlements and other positions carried in the Escrow Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Escrow Account or any such securities entitlements or other positions except in such capacity.

                 3. The Trustee has acquired its security entitlement to the Pledged Securities for value and without notice to an officer of the Trustee of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the Trustee's security entitlement to the Pledged Securities is not, to the Trustee's knowledge, subject to any lien granted by the Trustee in favor of any securities intermediary (including, without limitation, the Federal Reserve Bank of New York) through which the Trustee derives its security entitlement to the Pledged Securities.

                 4. The Trustee has not caused or permitted the Pledged Securities or its security entitlement thereto to become subject to any Lien created by or arising through the Trustee.

                 IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of Bank One, N.A. as Trustee this 19th day of November, 1997.



                                      Bank One, N.A., as Trustee

                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:




---------------------------

                                                                       EXHIBIT B



                                  Issue Order


                                                         [Date]



Bank One, N.A., as Trustee
100 E. Broad Street, 8th Floor
Columbus, Ohio  43215

Attention:  Corporate Trust Department


                           Kitty Hawk Escrow Release


Dear Sir or Madam:

                 Pursuant to Section 4(a) of the Escrow and Security Agreement between Bank One, N.A. and Kitty Hawk, Inc. dated November 19, 1997 (the "Escrow Agreement") you are hereby directed to release $_____________. You are directed to transfer such funds to the account of ___________ [name of recipient], account number _____________, at __________ [name of financial institution]. You are directed to wire transfer such funds no later than __________ [time] on _________ [date] upon telephone instructions of
_____________ [name of releasing individual]. Capitalized terms used herein have the meanings ascribed thereto in the Escrow Agreement.

                 Kitty Hawk, Inc. certifies that such funds will be used to pay the purchase price of or reimburse it for prior payment of the purchase price of one or more of the Optioned Boeing 747s or other Eligible Aircraft.

                                        Kitty Hawk, Inc.



                                        By:
                                        Title:

                                                                       EXHIBIT C



                          Issuer Reconfiguration Order


                                                           [Date]



Bank One, N.A., as Trustee
100 E. Broad Street, 8th Floor
Columbus, Ohio  43215

Attention:  Corporate Trust Department


                           Kitty Hawk Escrow Release


Dear Sir or Madam:

                 Pursuant to Section 4(b) of the Escrow and Security Agreement between Bank One, N.A. and Kitty Hawk, Inc. dated November 19, 1997 (the "Escrow Agreement") you are hereby directed to release $_____________. You are directed to transfer such funds to the account of ___________ [name of recipient], account number _____________, at __________ [name of financial institution]. You are directed to wire transfer such funds no later than __________ [time] on _________ [date] upon telephone instructions of
_____________ [name of releasing individual]. Capitalized terms used herein have the meanings ascribed thereto in the Escrow Agreement.

                 Kitty Hawk, Inc. certifies that such funds will be used to pay the price of or reimburse it for prior payment of the price of [a portion of]/[all of] the reconfiguration of one or more Optioned Boeing 747s or other Eligible Aircraft.

                                        Kitty Hawk, Inc.



                                        By:
                                        Title:

                                                                       EXHIBIT D



                              Other Release Order


                                                         [Date]



Bank One, N.A., as Trustee
100 E. Broad Street, 8th Floor
Columbus, Ohio  43215

Attention:  Corporate Trust Department


                           Kitty Hawk Escrow Release


Dear Sir or Madam:

                 Pursuant to Section 4(c) of the Escrow and Security Agreement between Bank One, N.A. and Kitty Hawk, Inc. dated November 19, 1997 (the "Escrow Agreement") you are hereby directed to release $_____________. You are directed to transfer such funds to the account of ___________ [name of recipient], account number _____________, at __________ [name of financial institution]. You are directed to wire transfer such funds no later than __________ [time] on _________ [date] upon telephone instructions of
_____________ [name of releasing individual]. Capitalized terms used herein have the meanings ascribed thereto in the Escrow Agreement.

                 Kitty Hawk, Inc. certifies that it is entitled to such funds as a result of a payment by it of a payment for which the Collateral is security from Issuer Funds.

                                        Kitty Hawk, Inc.



                                        By:
                                        Title:

                                   Schedule I



$42 million U.S. Treasury Bill maturing January 8, 1998

$14 million U.S. Treasury Bill maturing May 14, 1998